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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Computer Generated Solutions, Inc.
New York, New York

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 1995, relating to the financial statements of Computer Generated Solutions, Inc. which is contained in that Prospectus, and our report dated February 21, 1995, relating to the schedule which is contained in Part II of the Registration Statement.

  We also consent to the reference to us under the captions "Selected Financial Information" and "Experts" in the Prospectus.

                                     BDO Seidman, LLP

New York, New York
July 30, 1996